Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Vectren Corporation on Form S-8 of our reports dated February 17, 2011, relating to the consolidated financial statements and consolidated financial statement schedule of Vectren Corporation, and the effectiveness of Vectren Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Vectren Corporation for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Indianapolis, Indiana

June 30, 2011